Exhibit 99.I
DORSEY & WHITNEY LLP
SUITE 1500
50 SOUTH SIXTH STREET
MINNEAPOLIS, MINNESOTA 55402
August 20, 2010
First American Investment Funds, Inc.
800 Nicollet Mall
Minneapolis, Minnesota 55402
Ladies and Gentlemen:
          We have acted as counsel to First American Investment Funds, Inc., a Maryland corporation (the “Company”), in rendering the opinion hereinafter set forth with respect to the authorization of the classes and series of the Company’s common shares, par value $0.0001 per share, which are identified in Exhibit A to this opinion letter, which are also known by the names set forth opposite their respective class and series designations in Exhibit A. The shares of the Company identified in Exhibit A are referred to herein collectively as the “Shares.”
          We understand that the Shares are being registered under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, pursuant to the Company’s Registration Statement on Form N-1A (File No. 33-16905) relating to such shares (the “Registration Statement”). In rendering the opinion hereinafter expressed, we have reviewed the corporate proceedings taken by the Company in connection with the authorization and issuance of the Shares, and we have reviewed such questions of law and examined copies of such corporate records of the Company, certificates of public officials and of responsible officers of the Company, and other documents as we have deemed necessary as a basis for such opinion. As to the various matters of fact material to such opinion, we have, when such facts were not independently established, relied to the extent we deemed proper on certificates of public officials and of responsible officers of the Company. In connection with such review and examination, we have assumed that all copies of documents provided to us conform to the originals and that all signatures are genuine.
          In addition, in rendering the opinion hereinafter expressed, we have assumed, with the concurrence of the Company, that all of the Shares will be issued and sold upon the terms and in the manner set forth in the Registration Statement; that the Company will not issue Shares in excess of the numbers authorized in the Company’s articles of incorporation as in effect at the respective dates of issuance; and that the Company will maintain its corporate existence and good standing under the laws of the State of Maryland in effect at all times after the date of this opinion.

          Based on the foregoing, it is our opinion that the Shares issued from and after the date hereof, when issued and delivered by the Company as described in the Registration Statement, will be legally issued and fully paid and non-assessable.
          In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the State of Maryland. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.

Very truly yours,
/s/ Dorsey & Whitney LLP

JDA

Exhibit A to August 20, 2010 Dorsey & Whitney
Opinion Letter to First American Investment Funds, Inc.

Designation of Shares in
Articles of Incorporation
or Articles Supplementary	Name
Class B Common Shares	Core Bond Fund, Class A
Class B, Series 2 Common Shares	Core Bond Fund, Class Y
Class B, Series 3 Common Shares	Core Bond Fund, Class B
Class B, Series 4 Common Shares	Core Bond Fund, Class C
Class B, Series 5 Common Shares	Core Bond Fund, Class R
Class C Common Shares	Intermediate Tax Free Fund, Class A
Class C, Series 2 Common Shares	Intermediate Tax Free Fund, Class Y
Class C, Series 4 Common Shares	Intermediate Tax Free Fund, Class C
Class I Common Shares	Intermediate Term Bond Fund, Class A
Class I, Series 2 Common Shares	Intermediate Term Bond Fund, Class Y
Class J Common Shares	Short Term Bond Fund, Class A
Class J, Series 2 Common Shares	Short Term Bond Fund, Class Y
Class J, Series 4 Common Shares	Short Term Bond Fund, Class C
Class M Common Shares	Minnesota Intermediate Tax Free Fund, Class A
Class M, Series 2 Common Shares	Minnesota Intermediate Tax Free Fund, Class Y
Class M, Series 4 Common Shares	Minnesota Intermediate Tax Free Fund, Class C
Class X Common Shares	Oregon Intermediate Tax Free Fund, Class Y
Class X, Series 2 Common Shares	Oregon Intermediate Tax Free Fund, Class A
Class DD Common Shares	Tax Free Fund, Class A
Class DD, Series 3 Common Shares	Tax Free Fund, Class Y
Class DD, Series 4 Common Shares	Tax Free Fund, Class C
Class EE Common Shares	Minnesota Tax Free Fund, Class A
Class EE, Series 3 Common Shares	Minnesota Tax Free Fund, Class Y
Class EE, Series 4 Common Shares	Minnesota Tax Free Fund, Class C
Class HH Common Shares	High Income Bond Fund, Class A
Class HH, Series 2 Common Shares	High Income Bond Fund, Class B
Class HH, Series 3 Common Shares	High Income Bond Fund, Class Y
Class HH, Series 4 Common Shares	High Income Bond Fund, Class C
Class HH, Series 5 Common Shares	High Income Bond Fund, Class R
Class I I Common Shares	California Tax Free Fund, Class A
Class I I, Series 2 Common Shares	California Tax Free Fund, Class C
Class I I, Series 3 Common Shares	California Tax Free Fund, Class Y
Class KK Common Shares	Colorado Tax Free Fund, Class A
Class KK, Series 2 Common Shares	Colorado Tax Free Fund, Class C
Class KK, Series 3 Common Shares	Colorado Tax Free Fund, Class Y
Class LL Common Shares	Total Return Bond Fund, Class A
Class LL, Series 2 Common Shares	Total Return Bond Fund, Class B
Class LL, Series 3 Common Shares	Total Return Bond Fund, Class C

Designation of Shares in
Articles of Incorporation
or Articles Supplementary	Name
Class LL, Series 4 Common Shares	Total Return Bond Fund, Class Y
Class LL, Series 5 Common Shares	Total Return Bond Fund, Class R
Class MM Common Shares	Nebraska Tax Free Fund, Class A
Class MM, Series 2 Common Shares	Nebraska Tax Free Fund, Class C
Class MM, Series 3 Common Shares	Nebraska Tax Free Fund, Class Y
Class AAA Common Shares	Missouri Tax Free Fund, Class A
Class AAA, Series 2 Common Shares	Missouri Tax Free Fund, Class Y
Class AAA, Series 3 Common Shares	Missouri Tax Free Fund, Class C
Class BBB Common Shares	Ohio Tax Free Fund, Class A
Class BBB, Series 2 Common Shares	Ohio Tax Free Fund, Class C
Class BBB, Series 3 Common Shares	Ohio Tax Free Fund, Class Y
Class CCC Common Shares	Short Tax Free Fund, Class A
Class CCC, Series 2 Common Shares	Short Tax Free Fund, Class Y
Class DDD Common Shares	Intermediate Government Bond Fund, Class A
Class DDD, Series 2 Common Shares	Intermediate Government Bond Fund, Class Y
Class DDD, Series 3 Common Shares	Intermediate Government Bond Fund, Class C
Class DDD, Series 4 Common Shares	Intermediate Government Bond Fund, Class R
Class FFF Common Shares	Inflation Protected Securities Fund, Class A
Class FFF, Series 2 Common Shares	Inflation Protected Securities Fund, Class C
Class FFF, Series 3 Common Shares	Inflation Protected Securities Fund, Class R
Class FFF, Series 4 Common Shares	Inflation Protected Securities Fund, Class Y

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